TIAA Retirement Annuity Accounts	Exhibit 99.1
TIAA Real Estate Account
Real Estate	As of 03/31/18

Portfolio Net Assets $24.9 Billion	Inception Date 10/2/1995	Symbol QREARX	Estimated Annual Expenses1 2 0.85%

Portfolio Strategies	Performance
This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account’s net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.
Total Return	Average Annual Total Return
3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	0.95%	0.95%	4.19%	5.20%	7.69%	2.52%	6.32%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1]    The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account’s total annual expense deduction appears in the Account’s prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Learn More	Hypothetical Growth of $10,000
For more information please contact: 800-842-2252 Weekdays, 8 a.m. to 10 p.m. (ET), Saturdays, 9 a.m. to 6 p.m. (ET), or visit TIAA.org
The chart illustrates the performance of a hypothetical $10,000 investment on March 31, 2008 and redeemed on March 31, 2018.

— TIAA Real Estate Account	$12,824

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type	(As of 03/31/18)	Properties by Region	(As of 03/31/18)
% of Real Estate Investments3 4	% of Real Estate Investments[4]
Office	41.4	West	41.0
Apartment	21.6	East	35.5
Retail	19.5	South	21.0
Industrial	14.5	Midwest	2.5
Other	3.0

[3] Other properties represents interest in Storage Portfolio investments, a fee interest encumbered by a ground lease real estate investment and land.
[4] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate		As of 03/31/18

Portfolio Composition	As of 03/31/18	Market Recap
Investments by Type	% of Net Assets	Real Estate Market Conditions are Tempering Somewhat, but are Solid Overall
Real Estate Properties (Net Of Debt)	53.5%
The Bureau of Labor Statistics reported that the U.S. economy added 605,000 jobs during the first quarter of 2018 compared to 662,000 jobs during the fourth quarter of 2017. The economy created an average of 202,000 jobs over the past three months, above the 12-month average of 188,000. The unemployment rate held at 4.1% for the sixth consecutive month.
Finance and professional & business services are the primary drivers of office space demand. The financial services sector added 35,000 jobs as compared to 26,000 in the fourth quarter of 2017, while the professional and business services sector added 126,000 jobs compared to 107,000 previously. According to data from CB Richard Ellis Econometric Advisors (“CBRE-EA”), increasing supply contributed to an increase in the national office vacancy rate to 13.3% in the first quarter, as compared to 13.0% in the fourth quarter. Vacancy rates declined in 20 of the 63 markets tracked by CBRE-EA.
The national industrial availability rate ticked down to 7.3% in the first quarter, as compared to
7.4% in the fourth quarter. Overall, availability rates decreased in 31 of the 64 industrial markets tracked by CBRE-EA. Continuing strength in domestic economic fundamentals including a labor market that is close to capacity, modest wage gains that are expected to accelerate, and strong consumer activity suggest that the industrial sector still has ways to go in its growth cycle.
The national apartment vacancy rate increased to 5.0% in first quarter 2018 from 4.9% in first quarter 2017. Of the 66 apartment markets tracked by CBRE-EA, data indicates that vacancy rates increased in 35 markets, and remained unchanged in three. Market conditions are expected to continue to soften as new supply delivers, however many markets have room to tighten. Generally, the U.S. economy continues to support strong rental demand and solid growth, but the evolving balance of supply and demand is likely to lead to further moderation in rent growth.
Preliminary data from the U.S. Census Bureau indicate that retail sales excluding motor vehicles and parts increased 0.8% during first quarter 2018 as compared to fourth quarter 2017. Availability rates decreased to 9.4% for the first quarter as compared to 9.6% during fourth quarter. Boosted consumer spending would likely lead to higher retail space demand in the coming quarters.
Note: Data subject to revision

Real Estate Joint Venture And Limited Partnerships	23.7%
Short Term Investments	16.1%
Marketable Securities Real Estate-Related	5.4%
Loans Receivable	1.3%
Other (Net Receivable/Liability)	0.0%

Top 10 Holdings[5]	As of 03/31/18
	% of Total Investments[6]
Fashion Show	4.2%
DDR	4.1%
The Florida Mall	3.1%
1001 Pennsylvania Avenue	2.6%
Colorado Center	2.0%
Fourth and Madison	1.8%
501 Boylston Street	1.7%
99 High Street	1.7%
425 Park Avenue	1.5%
780 Third Avenue	1.4%

Important Information
[5]
The top 10 holdings are subject to change and may not be representative of the Account’s current or future investments. The holdings listed only include the Account’s long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.

[6]		Total investments are the aggregate fair value of all investments held by the Account, gross of debt.

Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds a 50% interest, and is presented gross of debt. As of March 31, 2018, this debt had a fair value of $429.7 million.
DDR Joint Venture, in which the Account holds an 85% interest, and consists of 23 retail properties located in 10 states and is presented gross of debt. As of March 31, 2018, this debt had a fair value of $595.3 million.
The Florida Mall is held in a joint venture with Simon Property Group, L.P., in which the Account holds a 50% interest, and is presented gross of debt. As of March 31, 2018, this debt had a fair value of $169.6 million.
1001 Pennsylvania Avenue is presented gross of debt. As of March 31, 2018, this debt had a fair value of $323.6 million.
Colorado Center is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest, and is presented gross of debt. As of March 31, 2018, this debt had a fair value of $263.6 million.
Fourth and Madison is presented gross of debt. As of March 31, 2018, this debt had a fair value of $197.6 million.
501 Boylston Street is presented gross of debt. As of March 31, 2018, this debt had a fair value of $212.2 million.
99 High Street is presented gross of debt. As of March 31, 2018, this debt had a fair value of $270.1 million.
780 Third Avenue is presented gross of debt. As of March 31, 2018, this debt had a fair value of $166.5 million.

Real estate investment portfolio turnover rate was 2.7% for the year ended 12/31/2017. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate was 5.7% for the year ended 12/31/2017. Marketable securities portfolio turnover rate is calculated by

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TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 03/31/18

dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

TIAA-CREF Individual & Institutional Services, LLC, Teachers Personal Investors Services, Inc., Members FINRA and SIPC, distribute securities products.

Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

A Note About Risks

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

©2018 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017
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